Exhibit (a)(1)(F)

From: Option Exchange

Sent:

To:

Subject: Confirmation of Election

Dear Jane Doe:

Your ZymoGenetics Stock Option Exchange Program election has been recorded as follows:

Original Award								Replacement Award

Grant ID	Type	Original Grant Date	Price ($)	Shares Outstanding	Shares Vested	Election	Type	New Grant	New Vest Schedule - Years
1483	ISO	02/26/04	$16.63	1,350	1,350	Yes	NQ	540	2
2192	ISO	02/03/05	$20.61	1,680	1,680	Yes	NQ	672	2
2531	ISO	02/28/05	$19.73	1,350	1,350	Yes	NQ	540	2
3561	ISO	02/08/06	$21.25	1,350	1,350	Yes	NQ	540	3

Please print this page and keep it for your records. This will be your only confirmation for this transaction.

From: Option Exchange

Sent:

To:

Subject: Confirmation of Election

Dear Jane Doe:

We show that you have elected not to tender one or more of your eligible options pursuant to the ZymoGenetics’ Stock Option Exchange Program.

Original Award								Replacement Award

Grant ID	Type	Original Grant Date	Price ($)	Shares Outstanding	Shares Vested	Election	Type	New Grant	New Vest Schedule - Years
1081	ISO	03/21/03	$9.80	2,200	2,200	No	NQ	1,257	2
41098	ISO	02/05/07	$15.91	2,200	1,375	No	NQ	1,257	3
1907	ISO	09/28/07	$13.05	2,500	1,250	No	NQ	1,428	3
2815	ISO	02/15/08	$9.10	4,000	1,500	No	NQ	3,200	3

We want to make sure that you understand that your election not to tender means:

•	You will keep all of your currently outstanding stock options, including stock options eligible for the Stock Option Exchange

•	You will not receive new stock options in the Stock Option Exchange

•	No changes will be made to the terms of your current stock options

If the above is not your intent, we encourage you to log back into the Stock Option Exchange website to change your election before December 14, 2009. You may access this website at https://ZymoGenetics.equitybenefits.com.

In order to access your current eligible stock option grants and make your selections through this website, you will need your Personal Identification Number (PIN).

Questions about the offer or requests for assistance should be made by email to Human Resources at optionexchange@zgi.com. We will attempt to respond to all questions.